Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment (this “Amendment”) to the Agreement and Plan of Merger, dated as of December 12, 2022 (the “Merger Agreement”), by and among (i) Newbury Street Acquisition Corporation, a Delaware corporation (“Purchaser”), (ii) Infinite Reality Holdings, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Purchaser (“Pubco”), (iii) Infinity Purchaser Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (iv) Infinity NBIR Company Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Pubco (“Company Merger Sub” and, together with Purchaser Merger Sub, the “Merger Subs,” and the Merger Subs collectively with the Purchaser and Pubco, the “Purchaser Parties”), and (v) Infinite Reality, Inc., a Delaware corporation (the “Company”), is made and entered into as of May 15, 2023 by and among Purchaser, Pubco, Purchaser Merger Sub, Company Merger Sub, and the Company (collectively, the “Parties”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendments to the Merger Agreement.

(a) Section 11.1 of the Merger Agreement is hereby amended by replacing the definition of “Fully-Diluted Company Shares” set forth therein with the following:

“Fully-Diluted Company Shares” means, as of any time, the number of outstanding shares of Company Common Stock plus all other shares of Company Common Stock that may be issued by Company upon the exercise, conversion or exchange of any options, restricted stock, warrants, commitments, subscriptions or rights of any kind that are exercisable for, exchangeable for or convertible into shares of Company Common Stock, whether or not such options, restricted stock, warrants, commitments, subscriptions or rights are vested, convertible or exercisable as of such time; provided, however, that no item listed on Exhibit 1 shall be included in the definition of “Fully-Diluted Company Shares” for any purpose.

(b) Section 7.2(b) (Minimum Cash Condition) of the Merger Agreement is hereby deleted in its entirety as well as any cross-reference to Section 7.2(b) in the Merger Agreement.

(c) a Section 6.23 is hereby added to the Merger Agreement and shall read as follows:

The Purchaser agrees to pay for all transaction expenses up to $10,000,000 in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement.

2 Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Merger Agreement or any rights or obligations of any party under or in respect of the Merger Agreement. Except as modified by this Amendment, the Merger Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties, each reference in the Merger Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment, and a reference to the Merger Agreement in any other instrument or document shall be deemed a reference to the Merger Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Merger Agreement, as amended by this Amendment.

3. General. The provisions of Sections 10.1 (Notices), 10.2 (Binding Effect; Assignment), 10.3 (Third Parties), 10.4 (Governing Law; Jurisdiction), 10.5 (Waiver of Jury Trial), 10.6 (Specific Performance), 10.7 (Severability), 10.9 (Waiver), 10.11 (Interpretation), 10.12 (Counterparts), and 10.14 (No Recourse) of the Merger Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Purchaser:

NEWBURY STREET ACQUISITION CORPORATION

By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	Chief Executive Officer

Pubco:

INFINITE REALITY HOLDINGS, INC.

By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	President

Purchaser Merger Sub:

INFINITY PURCHASER MERGER SUB INC.

By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	President

Company Merger Sub:

INFINITY NBIR COMPANY MERGER SUB INC.

By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	President

[Signature Page to Amendment to Merger Agreement]

The Company:

INFINITE REALITY, INC.

By:	/s/ John P. Acunto, Jr.
	Name:	John P. Acunto, Jr.
	Title:	CEO

[Signature Page to Amendment to Merger Agreement]

Exhibit 1

Up to 4,000,000 Restricted Stock Units and 11,500,000 Options to be purchased at an exercise price of between $5.00 and $6.00 per share to be issued to John Acunto as follows:

(i) The third Awards milestone (the “Third Award Milestone”) will be achieved if the Market Valuation of the Corporation equals $3,500,000,000 or greater on or before December 31, 2025. Upon achieving the Third Award Milestone, 1,500,000 RSUs shall immediately vest and 500,000 RSUs shall vest upon the first anniversary of achieving the Third Award Milestone.

(ii) The fourth Awards milestone (the “Fourth Award Milestone”) will be achieved if the Market Valuation of the Corporation equals $4,000,000,000 or greater on or before December 31, 2025. Upon achieving the Fourth Award Milestone, 1,500,000 RSUs shall immediately vest and 500,000 RSUs shall vest upon the first anniversary of achieving the Fourth Award Milestone.

(iii) The fifth Awards milestone (the “Fifth Award Milestone”) will be achieved if the Market Valuation of the Corporation equals $4,500,000,000 or greater on or before December 31, 2025. Upon achieving the Fifth Award Milestone, 1,500,000 Options shall immediately vest and 500,000 Options shall vest upon the first anniversary of achieving the Fifth Award Milestone.

(iv) The sixth Awards milestone (the “Sixth Award Milestone”) will be achieved if the Market Valuation of the Corporation equals $5,000,000,000 or greater on or before December 31, 2025. Upon achieving the Sixth Award Milestone, 1,500,000 Options shall immediately vest and 500,000 Options shall vest upon the first anniversary of achieving the Sixth Award Milestone.

(v) The seventh Awards milestone (the “Seventh Award Milestone”) will be achieved if the Market Valuation of the Corporation equals $6,000,000,000 or greater on or before December 31, 2025. Upon achieving the Seventh Award Milestone, 1,125,000 Options shall immediately vest and 375,000 Options shall vest upon the first anniversary of achieving the Seventh Award Milestone.

(vi) The eighth Awards milestone (the “Eighth Award Milestone”) will be achieved if the Market Valuation of the Corporation equals $7,000,000,000 or greater on or before December 31, 2025. Upon achieving the Eighth Award Milestone, 1,125,000 Options shall immediately vest and 375,000 Options shall vest upon the first anniversary of achieving the Eighth Award Milestone.

(vii) The ninth Awards milestone (the “Ninth Award Milestone”) will be achieved if the Market Valuation of the Corporation equals $8,000,000,000 or greater on or before December 31, 2025. Upon achieving the Ninth Award Milestone, 1,125,000 Options shall immediately vest and 375,000 Options shall vest upon the first anniversary of achieving the Ninth Award Milestone.

(viii) The tenth Awards milestone (the “Tenth Award Milestone”) will be achieved if the Market Valuation of the Corporation equals $9,000,000,000 or greater on or before December 31, 2025. Upon achieving the Tenth Award Milestone, 1,125,000 Options shall immediately vest and 375,000 Options shall vest upon the first anniversary of achieving the Tenth Award Milestone.

(ix) The eleventh Awards milestone (the “Eleventh Award Milestone”) will be achieved if the Market Valuation of the Corporation equals $10,000,000,000 or greater on or before December 31, 2025. Upon achieving the Eleventh Award Milestone, 1,125,000 Options shall immediately vest and 375,000 Options shall vest upon the first anniversary of achieving the Eleventh Award Milestone.

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